SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 16, 2003

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street Cambridge, Massachusetts	02138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (617) 503-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

Curis, Inc., a Delaware corporation (“Curis”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission (“SEC”) its press release dated May 16, 2003 announcing that it has reached an agreement to terminate its joint venture with Elan Corporation, PLC and Elan International Services, LTD (the “Termination Agreement”).

A copy of the Termination Agreement dated as of May 16, 2003 between Elan Corporation, PLC, Neuralab Limited, Elan International Services, LTD, Elan Pharma International Limited, Curis, Inc. and Curis Newco, LTD is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

10.1+	Termination Agreement, dated May 16, 2003, between Elan Corporation, PLC, Neuralab Limited, Elan International Services, LTD, Elan Pharma International Limited, Curis, Inc. and Curis Newco, LTD.

99.1	Press Release, dated May 16, 2003.

+ – confidential treatment requested as to certain portions of this exhibit of which portions were separately filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIS, INC.

Date: June 3, 2003	By:	/s/ Daniel R. Passeri
Daniel R. Passeri President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Termination Agreement, dated May 16, 2003, between Elan Corporation, PLC, Neuralab Limited, Elan International Services, LTD, Elan Pharma International Limited, Curis, Inc. and Curis Newco, LTD.

99.1	Press Release, dated May 16, 2003.

+ – confidential treatment requested as to certain portions of this exhibit of which portions were separately filed with the SEC.